Report of Independent Registered Public
Accounting Firm

To the Stockholders and Board of Directors
of Neuberger Berman MLP Income Fund Inc.

In planning and performing our audit of the
financial statements of Neuberger Berman
MLP Income Fund Inc. (the "Fund") as of and
for the period ended November 30, 2016,
in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Fund's
internal control over financial reporting,
including controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the financial statements and to
comply with the requirements of Form N-SAR,
but not for the purpose of expressing an
opinion on the effectiveness of the Fund's
internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective
internal control over financial reporting. In
fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of
controls. A company's internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A company's internal
control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the company; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with generally accepted accounting principles, and
that receipts and expenditures of the company are
being made only in accordance with authorizations of
management and directors of the company; and (3)
provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition,
use or disposition of a company's assets that
could have a material effect on the financial
statements. Because of its inherent limitations,
internal control over financial reporting may not
prevent or detect misstatements. Also, projections
of any evaluation of effectiveness to future periods
are subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures
may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
company's annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration
of the Fund's internal control over financial reporting was
for the limited purpose described in the first paragraph
and would not necessarily disclose all deficiencies in
internal control that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no
deficiencies in the Fund's internal control over financial
reporting and its operation, including controls over
safeguarding securities, that we consider to be a material
weakness as defined above as of November 30, 2016. This
report is intended solely for the information and use of
management and the Board of Directors of Neuberger Berman
MLP Income Fund Inc. and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.

               /s/ Ernst & Young LLP

Boston, Massachusetts
January 25, 2017